UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO
SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GEORGIA POWER COMPANY

(Exact name of registrant as specified in its charter)

Georgia	58-0257110
(State of incorporation or organization)	(IRS Employer Identification No.)

241 Ralph McGill Boulevard NE, Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

Series 2017A 5.00% Junior Subordinated Notes due October 1, 2077	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-209779
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

This Registration Statement relates to the Series 2017A 5.00% Junior Subordinated Notes due October 1, 2077 (the “Series 2017A Junior Subordinated Notes”) of Georgia Power Company (the “Company”). A description of the Series 2017A Junior Subordinated Notes is contained in (i) the Registration Statement on Form S-3 of the Company, Registration No. 333-209779, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Description of the Junior Subordinated Notes” and (ii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act under the caption “Description of the Series 2017A Junior Subordinated Notes”. Such descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1	Registration Statement on Form S-3, filed by the Company (Registration No. 333-209779) (incorporated herein by reference).

4(a)	Form of Subordinated Note Indenture between the Company and Wells Fargo Bank, National Association, as trustee.

4(b)	Form of First Supplemental Indenture to the Subordinated Note Indenture between the Company and Wells Fargo Bank, National Association, as trustee.

4(c)	Form of Series 2017A Junior Subordinated Note (included in Exhibit 4(b) above).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	September 19, 2017	GEORGIA POWER COMPANY

		By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary